SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                    -----------------------

                           FORM 8-K



                        CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported)  June 16, 1997


           FLORIDA INCOME FUND II, LTD. PARTNERSHIP
               --------------------------------
    (Exact Name of Registrant as Specified in its Charter)



     OHIO                    33-04345               33-1168320
---------------         -------------------         -----------
(State or Other       (Commission file number)    (IRS Employer
Jurisdiction of                                     ID Number)
Incorporation)


   12800 University Drive, Ste 675, Ft. Myers, FL     33907
    -------------------------------------------------------
    (Address of Principal Executive Offices     (Zip Code)


Registrant's telephone number, including area code (941) 481-2011
                                                  ---------------


                              N/A
  -----------------------------------------------------------
  Former Name or Former Address, if Changes Since Last Report

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                       TABLE OF CONTENTS





ITEM 2

     ACQUISITION OR DISPOSITION OF ASSETS



ITEM 5

     HISTORICAL SUMMARY OF GROSS REVENUES AND
     CERTAIN DIRECT OPERATING EXPENSES



EXHIBIT 99.1

     SELLERS CLOSING STATEMENT



SIGNATURES

























Page 2
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                       ITEM 2 - FORM 8-K

             ACQUISITION OR DISPOSITION OF ASSETS


SALE OF MANATEE WEST SHOPPING CENTER

The Partnership sold Manatee West Shopping Center, a 48,000 sq. ft. shopping center in Bradenton, Florida on June 16, 1997 at a price of $2,240,000. The purchaser was not affiliated with the Partnership or its general partners.

Costs of sale totaled $121,321 which included a real estate commission to an unrelated third party of $92,000, title insurance costs of $9,366, a property transfer tax of $15,680 and legal fees of $4,275.

The property was free and clear of debt. A special cash distribution of $2,056,308.45 or $192.99 per investment unit is being distributed to the limited partners on or about June 18, 1997.

Pursuant to the information required by Article 11 of Regulation S-X, if the Partnership had disposed of the property on March 31, 1997, the effect on the Partnership's unaudited balance sheet of the same date would have been a decrease in net asset value of $3,209,030, a decrease in other liabilities of $58,066 and a decrease in net worth of $1,094,596. This net worth would then be further reduced by $2,056,308 as a result of the special capital cash distribution paid to the limited partners.

If this sale had occurred on January 1, 1997, the effect on the unaudited income statement for the three months ended March 31, 1997 would have been a decrease in revenue by $119,244, a decrease in operating expense by $45,239, a decrease in non-operating expense by $3,558 and a decrease in depreciation expense by $26,706. All of the foregoing adjustments would have resulted in a decrease in net income of $44,741.

Included in this report is a historical summary of the property's gross revenues and certain direct operating expenses for the twelve months ended 12/31/96, 12/31/95 and 12/31/94. Also included is a summary of the seller's closing statement.

Page 3
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
                 MANATEE WEST SHOPPING CENTER
           HISTORICAL SUMMARY OF GROSS REVENUES AND
               CERTAIN DIRECT OPERATING EXPENSES


                       12/31/96      12/31/95       12/31/94

GROSS REVENUES         459,651       423,664        571,919

CERTAIN DIRECT
OPERATING EXPENSES

Maintenance             28,608        30,995         21,399
Utilities               20,684        13,326         13,054
Administrative          32,746        55,112         62,887
Real Estate Taxes       45,746        63,209         60,101
Insurance                9,551        13,356         11,837
Landlord  Costs         18,943        68,404         17,552
                       _______       _______        _______
TOTAL CERTAIN DIRECT   156,278       243,501        186,830
OPERATING EXPENSES

EXCESS OF GROSS        303,373       180,163        385,089
REVENUES OVER CERTAIN
DIRECT OPERATING
EXPENSES
















Page 4
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                          SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND II, LTD PARTNERSHIP
(REGISTRANT)



June 24, 1997


/S/ LAWRENCE A. RAIMONDI
----------------------------------
LAWRENCE A. RAIMONDI
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL EXECUTIVE OFFICER)



/S/ JOE K. BLACKETER
----------------------------------
JOE K. BLACKETER
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


















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